UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 2, 2013

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(513) 762-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On May 2, 2013, the government filed a False Claims Act complaint against the Company and certain of its hospice-related subsidiaries in the Western District of Missouri, captioned as United States of America v. VITAS Hospice Services, LLC, et al., Case #4:13-cv-00449-BCW.  The complaint alleges that, since at least 2002, Vitas, and since 2004, the Company, submitted or caused the submission of false claims to the Medicare program by (a) billing Medicare for crisis care services when the patients were not eligible, the services were not provided, or the medical care was inappropriate, and (b) admitting patients who were not eligible for the Medicare hospice benefit because they did not have a life expectancy of six months or less if their illnesses ran their normal course.  The complaint seeks treble damages, statutory penalties, and the costs of the action, plus interest.

Chemed and VITAS have made significant investments in controls, systems and procedures to uphold the highest industry standards and to maintain compliance with all regulatory requirements.  Our compliance efforts are designed to ensure our services are provided only to eligible patients.

Chemed and VITAS intend to defend this lawsuit vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated:	May 3, 2013	By:	/s/ Arthur V. Tucker, Jr.
		Name:	Arthur V. Tucker, Jr.
		Title:	Vice President and Controller